Exhibit 99.1

Marketo Signs Definitive Agreement to Acquire Insightera, Extending Leadership in Multi-Channel Relationship Marketing

The combination of Insightera with Marketo further defines the standard for a digital marketing platform

Acquisition adds real-time personalization capabilities, delivering on a key element of Marketo’s vision for how companies build engaging customer relationships over time and across channels

SAN MATEO, Calif. — December 12, 2013 — Marketo (NASDAQ: MKTO), provider of the leading cloud-based marketing software platform for building and sustaining engaging customer relationships, today announced that it has signed a definitive agreement to acquire Insightera, a real-time personalization platform for websites and mobile applications.

When combined with Marketo’s rich behavioral data, targeting capabilities, and multi-channel engagement engine, the acquisition unlocks unique capabilities to unify customer conversations across channels and create digital experiences that are personalized for each and every customer. This move delivers on a key element of Marketo’s multi-channel relationship marketing vision and reaffirms Marketo’s position as the leading innovator in the fast-growing marketing software category.

“Marketing automation captures buyer behavior — the greatest untapped asset that marketers have,” wrote Lori Wizdo, analyst at Forrester, in a recent report. “With this data, and the knowledge it drives, marketers can provide targeted content and offers which serve to both improve buyer engagement and increase conversion rates.”(1)

Insightera is a real-time personalization platform that can identify visitors and customize their online and mobile experiences with relevant, personalized content to increase engagement and conversions. The platform includes capabilities for account-based marketing to target strategically important accounts with specific messages across channels, and predictive analytics to auto-engage customers with the most relevant content. Similar to other powerful Marketo solutions, Insightera is easy to use and deploy, working with any content management system and requiring no IT to get started.

“Since the beginning, Marketo has been laser-focused on its vision of helping marketers to create deep, individual customer relationships across channels and over time,” said Phil Fernandez, President and CEO of Marketo. “By augmenting our industry-leading marketing automation with Insightera’s real-time personalization capabilities, we are

(1)  The New Physics Of Lead-To-Revenue Management, Forrester Research, Inc., March 28, 2013

delivering on our vision to unify disparate channels and create timely, individualized relationships. Marketo has repeatedly redefined the standard for a digital marketing platform, and we’re thrilled to raise the bar again with this exciting acquisition.”

Standalone, Insightera can personalize web and mobile interactions based on company, industry, location and visit history. When combined with the rich information on customer behaviors and smart targeting capabilities that only Marketo can provide, a new level of personalization is unlocked. As a result, companies can communicate with each of their customers as individuals, not just based on profiles or broad pre-defined segments.

Further, by adding the Insightera personalization engine to Marketo’s digital marketing platform, companies will be able to create individual customer conversations that engage customers with the right message, regardless of whether they go to the customer (e.g. via email) or the customer comes to them (e.g. via their website). For example, if a marketer sends an email to a customer but the customer never reads it, then they could present the same message to the customer on the website or mobile application during the next visit.

Marketo customers including SanDisk, NICE Systems and Blue Jeans Network are already using Insightera to power their web and mobile personalization initiatives.

“We chose Insightera because it allows us to personalize our customer engagement in ways that other solutions do not,” said Kaushik Patel, Director of Online Marketing & Marketing Operations at Blue Jeans Network. “Using Insightera and Marketo together, we are able to create unified, ‘listen and respond’ conversations that cultivate richer customer relationships and drive greater growth. We are very excited about what the future holds as these two great solutions are integrated more deeply.”

Marketo has long been a pioneer and advocate for marketers, providing the industry’s only platform built by marketers to serve the unique and important needs of fellow marketers. The acquisition is just one additional step in Marketo’s continued innovation leading up to and since the company’s IPO in May 2013. Other milestones include:

•                  The acquisition of Crowd Factory, a leading a leading social campaign management platform, in April 2012.

•                  The launch of Marketo Financial Management, a family of applications aimed squarely at meeting the broad needs of marketing operations, in May 2013.

•                  The release of the Customer Engagement Engine, the first marketing solution that intelligently and automatically manages the timing and distribution of the right content, to the right person at the right time, in June 2013.

Insightera has offices in San Mateo, CA and Israel.  As part of the acquisition, the Israeli office will form the foundation of Marketo’s innovation center focused on big data and predictive analytics.

“Insightera has been innovating and bringing our real-time personalization platform to leading marketers in organizations of all sizes, many of whom are Marketo customers as well,” said Mickey Alon, CEO and co-founder of Insightera. “We’re thrilled to add our capabilities to the industry’s best digital marketing platform, and together help marketers to listen and respond at scale across channels and time. Marketo has a powerful vision for the future of marketing that no other company can match. We’re excited to join this team and focus on innovating for marketers everywhere.”

Insightera is an integrated partner in Marketo’s LaunchPoint™ ecosystem and their solution continues to be available for immediate purchase. Marketo will continue to support all current Insightera customers and capabilities, including the capability for Insightera to work independently of a marketing automation platform or with other marketing automation platforms. Additionally, Marketo plans to invest in new products and capabilities, including real-time personalization and unified cross-channel conversations.

To learn more, register for a demonstration of Insightera at http://www.insightera.com/requestdemo/.

Conference Call Information for Thursday, December 12, 2013 at 5:30 a.m. PT

Marketo will host a conference call and live webcast to discuss this transaction at 5:30 a.m. Pacific Time, 8:30 a.m. Eastern Time, today, Thursday, December 12, 2013. The conference call can be accessed by dialing 1-877-941-2068 or 1-480-629-9712 (outside the U.S. and Canada).  A live webcast will be available on the Investor Relations page of the Marketo corporate website at www.marketo.com and via replay beginning approximately two hours after the completion of the call for 90 days.  An audio replay of the call will also be available by dialing 1-800-406-7325 or 1 303 590 3030 (outside the U.S. and Canada) and entering passcode 4656637#.

About Marketo: Marketing Software. Easy, Powerful, Complete.

Marketo (NASDAQ: MKTO) provides the leading cloud-based marketing software platform for companies of all sizes to build and sustain engaging customer relationships.  Spanning today’s digital, social, mobile and offline channels, the Marketo® solution includes a complete suite of applications that help organizations acquire new customers more efficiently, maximize customer loyalty and lifetime value, improve sales effectiveness, and provide analytical insight into marketing’s contribution to revenue growth. Marketo’s applications are known for their breakthrough ease-of-use, and are complemented by the Marketing Nation™, a thriving network of more than 190 LaunchPoint™ ecosystem partners and over 40,000 marketers who share and learn from each other to grow their collective marketing expertise.  The result for modern marketers is unprecedented agility and superior results.

Headquartered in San Mateo, CA with offices in Europe and Australia, Marketo serves as a strategic marketing partner to more than 2,700 large enterprises and fast-growing small companies across a wide variety of industries. For more information, visit www.marketo.com.

Marketo, the Marketo logo, Marketing Nation and LaunchPoint are trademarks of Marketo, Inc. All other trademarks are the property of their respective owners.

Media contact:

Mary Jo Rose

831-419-6624

Maryjo(at)marketo(dot) com

Investor contact:

Erica Abrams

415-217-5846

Erica(at)blueshirtgroup(dot)com